Exhibit 99.1

   Capital Lease Funding Announces Fourth Quarter and Full Year 2006 Results

    NEW YORK--(BUSINESS WIRE)--Feb. 27, 2007--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the fourth quarter and full year ended December 31, 2006.

    Full Year 2006 Highlights:

    --  Investment Portfolio Increased 33% to $1.6 Billion

    --  Revenues Increased 71%, to $124.8 Million

    --  Funds from Operations of $0.93 Per Share(1)

    -- Originated $539 Million in New Assets, including a $78 Million Loan Structured and Sold

    --  Raised $57.3 Million of Additional Capital through First
        Follow-On Common Equity Offering

    Fourth Quarter 2006 Highlights:

    -- Originated $176 Million in New Assets, Including the Purchase of Six Properties

    --  Revenues Increased 43%, to $35.2 Million, from the Fourth
        Quarter of 2005

    --  Funds from Operations of $0.24 Per Share

    Full Year 2006 Results:

    For the year ended December 31, 2006, the Company's total revenues increased 71% to $124.8 million, compared to $73.1 million in 2005. Net income available to common stockholders for 2006 was $4.4 million, or $0.14 per share, compared to $4.6 million, or $0.16 per share, in 2005. 2006 funds from operations (FFO) per share increased 63% to $0.93 per share, compared to FFO per share of $0.57 per share in 2005.

    As of December 31, 2006, the Company's portfolio before depreciation and amortization was approximately $1.6 billion, and owned real properties represented approximately 71% of the portfolio. Approximately 94% of the Company's owned properties were leased to investment grade rated tenants, and approximately 86% of the overall portfolio was invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities. The Company's weighted average remaining lease term on its owned property portfolio was approximately 12 years, and 19 years on the leases underlying its loan portfolio.

    Paul McDowell, Chief Executive Officer, stated, "In 2006, we had another solid year as we achieved strong revenue, FFO and portfolio growth. We increased our portfolio to $1.6 billion, while maintaining our weighted average underlying tenant credit rating at A-. However, competitive market conditions which persist today did impact our results, as asset and earnings growth were below where we had projected at the beginning of 2006. But we continue to demonstrate our ability to add new assets at returns that are accretive for the long-term and the high quality, portfolio we are building provides us with a stable platform for future growth."

    Fourth Quarter Results:

    For the fourth quarter ended December 31, 2006, the Company reported total revenues of $35.2 million, reflecting growth of 43% compared to total revenues of $24.6 million in the comparable period of 2005. FFO for the fourth quarter 2006 was $8.3 million, or $0.24 per share, compared to FFO of $5.6 million, or $0.20 per share, in the comparable period of 2005. Net income available to common stockholders for the fourth quarter was $1.2 million, or $0.04 per share, compared to $1.1 million, or $0.04 per share, in the comparable period of 2005.

    Mr. McDowell continued, "Our disciplined investment approach was rewarded in the fourth quarter as spreads on new investment opportunities improved. We originated $176 million of new assets, including the purchase of $155 million of properties in six separate transactions during the quarter."

    Balance Sheet:

    At December 31, 2006, the Company had total assets of $1.6 billion, including $1.1 billion in net real estate investments, $273 million in mortgage and other real estate loans, and $183 million in securities available for sale. The Company's portfolio was financed with long-term fixed rate mortgage and CDO debt of $1.1 billion, and $195 million of short-term variable rate borrowings hedged in anticipation of long-term financing. As of December 31, 2006, approximately 86% of the portfolio was financed with long-term fixed rate debt.

    Dividends:

    In the fourth quarter of 2006, the Company declared a cash dividend on its common stock in the amount of $0.20 per share. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

    The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

    2007 Guidance:

    CapLease expects full year 2007 FFO per share and EPS to be in the range of $1.00 to $1.06, and $(0.04) to $0.04 per share, respectively. CapLease expects FFO per share and EPS for the first quarter of 2007 to be in the range of $0.22 to $0.24, and $(0.01) to $0.01, respectively.

    The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

    The Company's guidance estimates include assumptions about new investments and the raising of additional capital to fund investment activity for 2007. Our ability to meet these assumptions and the other factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's fourth quarter and full year 2006 results at 2:00 p.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chief Executive Officer and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

    Interested parties may listen to the conference call by dialing
(866) 409-1555 or (913) 312-1235 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.

    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for fourteen days following the call. A recording of the call also will be available beginning at approximately 5:00 p.m. (Eastern Time) today by dialing
(888) 203-1112 or (719) 457-0820 for international participants and entering passcode 3925384. The replay will be available until midnight March 13, 2007.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.

    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to close the investments we currently have under due diligence on acceptable terms;

    -- our ability to make additional investments in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our investments;

    -- increases in our financing costs, our general and administrative costs and/or our property expenses;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  our ability to raise additional capital;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.

    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Annual Report on Form 10-K, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

    (1) Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Income Statements
For the three and twelve months ended December 31, 2006 and 2005
(Unaudited)

                                    For the Three    For the Twelve
                                        Months            Months
                                  Ended December 31 Ended December 31
(Amounts in thousands, except per
 share amounts)                     2006     2005     2006     2005
----------------------------------------------------------------------
Revenues:
  Rental revenue                  $ 21,542 $ 14,518 $ 78,656 $ 37,956
  Interest income from mortgage
   and other real estate loans and
   securities                        8,526    7,775   32,470   27,898
  Property expense recoveries        2,552    2,079    8,828    6,272
  Gains on sale of mortgage loans
   and securities                    2,278        -    2,923      447
  Other revenue                        332      200    1,903      479
----------------------------------------------------------------------
Total revenues                      35,230   24,572  124,780   73,052
----------------------------------------------------------------------
  Expenses:
  Interest expense                  17,360   11,844   63,212   31,398
  Property expenses                  4,799    3,374   15,891   10,441
  Loss on securities                   667        -      907    2,372
  General and administrative
   expenses                          2,792    2,634    9,772   10,140
  General and administrative
   expenses-stock based
   compensation                        856      666    2,621    2,235
  Depreciation and amortization
   expense on real property          7,055    4,489   25,451   11,273
  Loan processing expenses              70      102      268      283
  (Gain) loss on derivatives          (285)    (159)    (413)    (159)
----------------------------------------------------------------------
Total expenses                      33,314   22,950  117,709   67,983
----------------------------------------------------------------------
Income before minority interest
 and taxes                           1,916    1,622    7,071    5,069
Minority interest in consolidated
 entities                              (10)       -      (17)      55
----------------------------------------------------------------------
Income from continuing operations    1,906    1,622    7,054    5,124
Income from discontinued
 operations                             49        6      195        6
----------------------------------------------------------------------
Net income                           1,955    1,628    7,249    5,130
Dividends allocable to preferred
 shares                               (711)    (561)  (2,844)    (561)
----------------------------------------------------------------------
Net income allocable to common
 stockholders                     $  1,244 $  1,067 $  4,405 $  4,569
----------------------------------------------------------------------

Earnings per share:
  Net income per common share,
   basic and diluted              $   0.04 $   0.04 $   0.14 $   0.16
  Weighted average number of
   common shares outstanding,
   basic                            33,980   27,868   31,939   27,784
  Weighted average number of
   common shares outstanding,
   diluted                          33,986   27,868   31,941   27,784
Dividends declared per common
 share                            $   0.20 $   0.20 $   0.80 $   0.74
Dividends declared per preferred
 share                            $0.50781 $0.48524 $2.03125 $0.48524




Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2006 and December 31, 2005

                                                    December 31,
                                               -----------------------
(Amounts in thousands, except share and per
 share amounts)                                   2006       2005
----------------------------------------------------------------------
Assets
Real estate investments, net                   $1,115,001  $  764,930
Mortgage and other real estate loans held for
 investment                                       273,170     297,551
Securities available for sale                     183,066     137,409
Cash and cash equivalents                           4,425      19,316
Asset held for sale                                 2,942       2,942
Structuring fees receivable                         3,253       3,862
Other assets                                       62,443      60,478
----------------------------------------------------------------------
Total Assets                                   $1,644,300  $1,286,488
----------------------------------------------------------------------
Liabilities and Stockholders' Equity
Accounts payable, accrued expenses and other
 liabilities                                   $   17,132  $   14,890
Repurchase agreement and other short-term
 financing obligations                            195,485     129,965
Mortgages on real estate investments              794,773     551,844
Collateralized debt obligations                   268,190     268,156
Other long-term debt                               30,930      30,930
Intangible liabilities on real estate
 investments                                       19,693      14,419
Dividends payable                                   7,582       6,253
----------------------------------------------------------------------
Total liabilities                               1,333,785   1,016,457
Minority interest                                   2,859           -
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par value, 100,000,000
   shares authorized, Series A cumulative
   redeemable preferred, liquidation preference
   $25.00 per share, 1,400,000 shares issued
   and outstanding                                 33,657      33,657
  Common stock, $0.01 par value, 500,000,000
   shares authorized, 34,091,829 and 27,868,480
   shares issued and outstanding, respectively        341         279
  Additional paid in capital                      277,918     237,843
  Accumulated other comprehensive loss             (4,260)     (1,748)
----------------------------------------------------------------------
Total Stockholders' Equity                        307,656     270,031
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity     $1,644,300  $1,286,488
----------------------------------------------------------------------




Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three and twelve months ended December 31, 2006 and 2005

The following is a reconciliation of net income to FFO applicable to common stockholders:

                                    For the Three    For the Twelve
                                        Months            Months
                                  Ended December 31 Ended December 31
(in thousands, except per share
 amounts)                           2006     2005     2006     2005
----------------------------------------------------------------------
Net income allocable to common
 stockholders                      $ 1,244  $ 1,067  $ 4,405  $ 4,569
Adjustments:
  Add: Minority interest-OP units       10        -       17        -
  Add: Depreciation and
   amortization expense on real
   property                          7,055    4,489   25,451   11,273
----------------------------------------------------------------------
Funds from operations              $ 8,309  $ 5,556  $29,873  $15,842
----------------------------------------------------------------------

Weighted average number of common
 shares outstanding, diluted        33,986   27,868   31,941   27,784
Weighted average number of OP
 units outstanding                     263        -      145        -
                                  ------------------------------------
Weighted average number of common
 shares and OP units outstanding,
 diluted                            34,249   27,868   32,086   27,784

Funds from operations per share    $  0.24  $  0.20  $  0.93  $  0.57

Gains on sale of mortgage loans
 and securities                    $ 2,278  $     -  $ 2,923  $   447
Depreciation on real estate
 investments consolidated under
 FIN46                             $     -  $     -  $     -  $   935


    CONTACT: Investor Relations/Media:
             ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com